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                                                                      Exhibit 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 33-50786, 33-16082, 2-73650, 333-
24703, 333-50005, 333-50827 and 333-89453) and Form S-3 (Registration No. 33-
53387) of H.B. Fuller Company of our report dated January 10, 2000 which appears in the 1999 Annual Report to Stockholders of H.B. Fuller Company, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in this Annual Report on Form 10-K.



PricewaterhouseCoopers LLP
Minneapolis, Minnesota
February 24, 2000